JNL Series Trust 485BPOS

Ex. 99.28(d)(41)(viii)

Amendment to Amended and Restated Sub-Advisory Agreement Between

Jackson National Asset Management, LLC and T. Rowe Price Associates, Inc.

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and T. Rowe Price Associates, Inc., a Maryland corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser (the “Parties”) entered into an Amended and Restated Sub-Advisory Agreement effective September 1, 2022, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (the “Funds”) of JNL Series Trust (the “Trust”), as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay sub-advisory fees as set forth on Schedule B to the Agreement to the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser, and the Sub-Adviser agreed to accept such sub-advisory fees as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust has approved i) the reorganization of the JNL/T. Rowe Price Balanced Fund into another fund of the Trust; and ii) the reorganization of the JNL/T. Rowe Price U.S. High Yield Fund into another fund of the Trust, effective April 27, 2026.

Whereas, the Parties have agreed to amend the Agreement to i) footnote that the JNL/T. Rowe Price Balanced Fund was reorganized into another fund of the Trust, but that the JNL/T. Rowe Price Balanced Fund will remain on Schedule A and Schedule B of the Agreement until the Sub-Adviser can exit certain securities that cannot be sold at this time, due to U.S. Government restrictions which are outlined in a new Schedule C to the Agreement; and ii) remove the JNL/T. Rowe Price U.S. High Yield Fund from Schedule A and to remove the JNL/T. Rowe Price U.S. High Yield Fund’s fee schedule from Schedule B, effective April 27, 2026.

Whereas, for clarity regarding compensation pertaining to the JNL/T. Rowe Price Balanced Fund, the Parties have agreed, to amend the following section of the Agreement:

Section 6. “Compensation.”

Whereas, the Parties have agreed, to amend the following section of the Agreement, as it pertains to the Sub-Adviser:

Section 13. “Notice.”

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Section 6. “Compensation” of the Agreement is hereby deleted and replaced with the following paragraph:

“6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, i) a sub-advisory fee, accrued daily and payable monthly, for all of the Funds except the JNL/T. Rowe Price Balanced Fund, in accordance with Schedule B hereto; and ii) a sub-advisory fee accrued daily and payable monthly on the average daily net value of only those assets listed in Schedule C for the JNL/T. Rowe Price Balanced Fund, in accordance with Schedule B hereto. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.”

2)	The sub-section entitled “To the Sub-Adviser” in Section 13. “Notice” of the Agreement is hereby deleted and replaced with the following:

“To the Sub-Adviser:	T. Rowe Price Associates, Inc.
1307 Point Street
Baltimore, MD 21231
Attention: Legal Subadvised
Email address: Legal_Subadvised@troweprice.com”

3)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2026, attached hereto.

4)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 27, 2026, attached hereto.

5)	A new Schedule C dated April 27, 2026 is hereby added to the Agreement, in the form attached hereto.

6)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

7)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

8)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of April 27, 2026.

Jackson National Asset Management, LLC		T. Rowe Price Associates, Inc.
By:	/s/ Emily J. Bennett
		By:	/s/ Terence Baptiste
Name:	Emily J. Bennett	Name:	Terence Baptiste
Title:	VP and Deputy General Counsel	Title:	Vice President

Schedule A

Dated April 27, 2026

Funds
JNL Multi-Manager Emerging Markets Equity Fund*
JNL/T. Rowe Price Balanced Fund**
JNL/T. Rowe Price Capital Appreciation Equity Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Growth Stock Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund

*	For the portion of the Average Daily Net Assets managed by T. Rowe Price Associates, Inc.

**	This Fund will remain on the Agreement until the Sub-Adviser can exit certain securities that cannot be sold at this time, due to U.S. Government restrictions.

A-1

Schedule B

Dated April 27, 2026

(Compensation)

JNL Multi-Manager Emerging Markets Equity Fund*(1)
Average Daily Net Assets	Annual Rate
[FEES OMITTED]

* For the portion of the Average Daily Net Assets managed by T. Rowe Price Associates, Inc.

(1) [Fee Footnote Omitted.]

JNL/T. Rowe Price Balanced Fund(2)
Assets up to $200 million:
Average Daily Net Assets	Annual Rate
All Assets	0.375%
When assets exceed $200 million, but are less than $500 million:
Average Daily Net Assets	Annual Rate
All Assets	0.325%
When assets exceed $500 million, but are less than $1 billion:
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.300%
Over $500 million	0.250%
When assets exceed $1 billion:
All Assets	0.25%

(2) This Fund will remain on the Agreement until the Sub-Adviser can exit certain securities that cannot be sold at this time, due to U.S. Government restrictions. Compensation is payable solely with respect to the assets listed on Schedule C.

The Sub-Adviser will provide JNL a transitional credit to eliminate any discontinuity between the flat 0.375% fee and flat 0.325% fee once assets exceed $200 million, between the flat 0.325% fee and tiered 0.3% fee once assets exceed $500 million, and between the tiered 0.3% fee and flat 0.25% fee once assets exceed $1 billion. The credit will apply at an Aggregate Asset range between approximately $173.3 million and $200 million, $461.5 million and $500 million, and $900.0 million and $1 billion.

To accommodate circumstances where Aggregate Assets either approach or fall beneath $200 million and to prevent a decline in Aggregate Assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until Aggregate Assets either (a) exceed $200 million, when the 0.325% flat fee would be triggered, or (b) fall below a threshold of approximately $173.3 million, where the 0.375% flat fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the 0.375% flat fee schedule and the flat 0.325% fee schedule by the difference between the current portfolio size for billing purposes and the $173.3 million threshold, divided by the difference between $200 million and the $173.3 million threshold. The credit would approach $100,000 annually when Aggregate Assets were close to $200 million and fall to zero at approximately $173.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $173,333,333.33	X $100,000
$26,666,666.67

To accommodate circumstances where Aggregate Assets either approach or fall beneath $500 million and to prevent a decline in Aggregate Assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until Aggregate Assets either (a) exceed $500 million, when the 0.3% tiered fee would be triggered, or (b) fall below a threshold of approximately $461.5 million, where the 0.325% flat fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the 0.325% flat fee schedule and the tiered 0.3% fee schedule by the difference between the current portfolio size for billing purposes and the $461.5 million threshold, divided by the difference between $500 million and the $461.5 million threshold. The credit would approach $125,000 annually when Aggregate Assets were close to $500 million and fall to zero at approximately $461.5 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $461,538,461.54	X $125,000
$38,461,538.46

To accommodate circumstances where Aggregate Assets either approach or fall beneath $1 billion and to prevent a decline in Aggregate Assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until Aggregate Assets either (a) exceed $1 billion, when the 0.25% flat fee would be triggered, or (b) fall below a threshold of approximately $900.0 million, where the 0.3% tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the 0.3% tiered fee schedule and the flat 0.25% fee schedule by the difference between the current portfolio size for billing purposes and the $900.0 million threshold, divided by the difference between $1 billion and the $900.0 million threshold. The credit would approach $250,000 annually when Aggregate Assets were close to $1 billion and fall to zero at approximately $900.0 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $900,000,000.00	X $250,000
$100,000,000.00

JNL/T. Rowe Price Capital Appreciation Equity Fund(3)
Assets up to $500 million:
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.300%
Assets over $500 million and up to $1 billion:
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.275%
Over $500 million	0.250%
When assets exceed $1 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.250%

(3) The Sub-Adviser will provide JNL/T. Rowe Price Capital Appreciation Equity Fund a transitional credit to eliminate any discontinuity between the flat 0.3% fee and tiered 0.275% fee once assets exceed $500 million, and between the tiered 0.275% fee and flat 0.25% fee once assets exceed $1 billion. The credit will apply at an Aggregate Asset range between approximately $458.3 million and $500 million, and $950 million and $1 billion.

To accommodate circumstances where Aggregate Assets either approach or fall beneath $500 million and to prevent a decline in Aggregate Assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until Aggregate Assets either (a) exceed $500 million, when the 0.275% tiered fee would be triggered, or (b) fall below a threshold of approximately $458.3 million, where the 0.3% flat fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the 0.3% flat fee schedule and the tiered 0.275% fee schedule by the difference between the current portfolio size for billing purposes and the $458.3 million threshold, divided by the difference between $500 million and the $458.3 million threshold. The credit would approach $125,000 annually when Aggregate Assets were close to $500 million and fall to zero at approximately $458.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $458,333,333.33	X $125,000
$41,666,666.67

To accommodate circumstances where Aggregate Assets either approach or fall beneath $1 billion and to prevent a decline in Aggregate Assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until Aggregate Assets either (a) exceed $1 billion, when the 0.25% flat fee would be triggered, or (b) fall below a threshold of approximately $950.0 million, where the 0.275% tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the 0.275% tiered fee schedule and the flat 0.25% fee schedule by the difference between the current portfolio size for billing purposes and the $950.0 million threshold, divided by the difference between $1 billion and the $950.0 million threshold. The credit would approach $125,000 annually when Aggregate Assets were close to $1 billion and fall to zero at approximately $950.0 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $950,000,000.00	X $125,000
$50,000,000.00

In order to prevent the Funds from paying duplicate management fees, the net asset value of shares of the T. Rowe Price Institutional Floating Rate Fund or shares of any other T. Rowe Price institutional fund held in a Fund’s portfolio will be excluded from the Fund’s total assets in calculating the sub-advisory fees payable to the Sub-Adviser.

JNL/T. Rowe Price Capital Appreciation Fund(4)
Assets up to $500 million:
Average Daily Net Assets(5)	Annual Rate
$0 to $250 million	0.50%
$250 million to $500 million	0.40%
Assets over $500 million and up to $2 billion:
Average Daily Net Assets	Annual Rate
$0 to $1 billion	0.40%
Over $1 billion	0.35%

(4) For the JNL/T. Rowe Capital Appreciation Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $3 billion. The credit will apply at asset levels between approximately $2.93 billion and $3 billion.

(5) In order to prevent the Funds from paying duplicate management fees, the net asset value of shares of the T. Rowe Price Institutional Floating Rate Fund or shares of any other T. Rowe Price institutional fund held in a Fund’s portfolio will be excluded from the Fund’s total assets in calculating the sub-advisory fees payable to the Sub-Adviser.

Assets over $2 billion and up to $3 billion:
Average Daily Net Assets	Annual Rate
$0 to $ 500 million	0.40%
Over $500 million	0.35%
When assets exceed $3 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.35%

To accommodate circumstances where a Fund’s assets fall beneath $3 billion and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $3 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $2.93 billion, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.35% fee schedule by the difference between the current portfolio size for billing purposes and the $2.93 billion threshold, divided by the difference between $3 billion and the $2.93 billion threshold. The credit would approach $250,000 annually when a Fund’s assets were close to $3 billion and fall to zero at approximately $2.93 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes – $2,928,571,429	X $250,000
$71,428,571

JNL/T. Rowe Price Growth Stock Fund(6)
Assets up to $100 million:
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.50%
$50 million to $100 million	0.40%
Assets over $100 million and up to $200 million:
Average Daily Net Assets	Annual Rate
$0 to $200 million	0.40%
Assets over $200 million and up to $500 million:
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.33%
Assets over $500 million and up to $1 billion:
Average Daily Net Assets	Annual Rate
$0 to $1 billion	0.325%

(6) For the JNL/T. Rowe Price Growth Stock Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $100 million. The credit will apply at asset levels between $87.5 million and $100 million.

Assets over $1 billion and up to $2 billion:
Average Daily Net Assets	Annual Rate
$0 to $1 billion	0.30%
$1 billion to $2 billion	0.29%
Assets over $2 billion and up to $3 billion:
Average Daily Net Assets	Annual Rate
$0 to $3 billion	0.29%
$3 billion to $7.5 billion	0.275%
Assets over $7.5 billion
Average Daily Net Assets	Annual Rate
$0 to $7.5 billion	0.260%

To accommodate circumstances where a Fund’s assets fall beneath $100 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $100 million, when the flat fee would be triggered, or (b) fall below a threshold of $87.5 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.40% fee schedule by the difference between the current portfolio size for billing purposes and the $87.5 million threshold, divided by the difference between $100 million and the $87.5 million threshold.  The credit would approach $50,000 annually when a Fund’s assets were close to $100 million and fall to zero at approximately $87.5 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $87,500,000	X $50,000
$12,500,000

For the JNL/T. Rowe Price Growth Stock Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee schedule when net assets are below $200 million and the flat fee once assets reach $200 million. The credit will apply at asset levels between $165 million and $200 million.

To accommodate circumstances where the Portfolio’s assets fall beneath $200 million and to prevent a decline in the Portfolios’ assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.40% fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $200 million, when the flat 0.33% bps fee would be triggered, or (b) fall below a threshold of $165 million, where the flat 0.40% fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.40% fee schedule and the flat 0.33% fee schedule by the difference between $165 million and the current portfolio size for billing purposes, divided by the difference between the $200 million and the $165 million threshold.  The credit would approach $140,000 annually when a Fund’s assets were close to $200 million and fall to zero at $165 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $165,000,000	X $140,000
$35,000,000

For the JNL/T. Rowe Price Growth Stock Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee schedule when net assets are below $500 million and the flat fee once assets reach $500 million. The credit will apply at asset levels between approximately $492.4 million and $500 million.

To accommodate circumstances where the Portfolio’s assets fall beneath $500 million and to prevent a decline in the Portfolios’ assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.33% fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $500 million, when the flat 0.325% bps fee would be triggered, or (b) fall below a threshold of approximately $492.4 million, where the flat 0.33% fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.33% fee schedule and the flat 0.325% fee schedule by the difference between approximately $492.4 million and the current portfolio size for billing purposes, divided by the difference between the $500 million and the $492.4 million threshold.  The credit would approach $25,000 annually when a Fund’s assets were close to $500 million and fall to zero at approximately $492.4 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $492,424,242.42	X $25,000
$7,575,757.58

For the JNL/T. Rowe Price Growth Stock Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee schedule when net assets are below $1 billion and the flat fee once assets reach $1 billion. The credit will apply at asset levels between approximately $923 million and $1 billion.

To accommodate circumstances where the Portfolio’s assets fall beneath $1 billion and to prevent a decline in the Portfolios’ assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.325% fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat 0.30% bps fee would be triggered, or (b) fall below a threshold of approximately $923 million, where the flat 0.325% fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.325% fee schedule and the flat 0.30% fee schedule by the difference between approximately $923 million and the current portfolio size for billing purposes, divided by the difference between the $1 billion and the $923 million threshold.  The credit would approach $250,000 annually when a Fund’s assets were close to $1 billion and fall to zero at approximately $923 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $923,076,923.08	X $250,000
$76,923,076.92

For the JNL/T. Rowe Price Growth Stock Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $2 billion. The credit will apply at asset levels between approximately $1.96 billion and $2 billion.

To accommodate circumstances where a Fund’s assets fall beneath $2 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $2 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $1.96 billion, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.29% fee schedule by the difference between the current portfolio size for billing purposes and approximately $1.96 billion, divided by the difference between $2 billion and the $1.96 billion threshold.  The credit would approach $100,000 annually when a Fund’s assets were close to $2 billion and fall to zero at approximately $1.96 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,965,517,241.38	X $100,000
$34,482,758.62

For the JNL/T. Rowe Price Growth Stock Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $7.5 billion. The credit will apply at asset levels between approximately $6.93 billion and $10 billion.

To accommodate circumstances where a Fund’s assets fall beneath $7.5 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $7.5 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $6.93 billion, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.26% fee schedule by the difference between the current portfolio size for billing purposes and approximately $6.93 billion, divided by the difference between $7.5 billion and the $6.93 billion threshold.  The credit would approach $1,575,000 annually when a Fund’s assets were close to $7.5 billion and fall to zero at approximately $6.93 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $6,927,272,727.27	X $1,575,000
$572,727,272.73

JNL/T. Rowe Price Mid-Cap Growth Fund(7)

Average Daily Net Assets	Annual Rate
$0 to $1 billion	0.50%
When assets exceed $1 billion:
All Assets	0.415%
When assets exceed $2 billion:
All Assets	0.410%
When assets exceed $3 billion:
All Assets	0.405%
When assets exceed $4 billion:
All Assets	0.355%

(7) Fees will be paid based on assets invested in the actively managed portion of the Fund managed by T. Rowe Price, not including assets from the mid-cap growth index strategy portion of the Fund managed by Mellon Investments Corporation.

To accommodate circumstances where a Fund’s assets either approach or fall beneath $1 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the 0.415% flat fee would be triggered, or (b) fall below a threshold of approximately $830 million, where the 0.5% flat fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the 0.5% flat fee schedule and the flat 0.415% fee schedule by the difference between the current portfolio size for billing purposes and the $830 million threshold, divided by the difference between $1 billion and the $830 million threshold. The credit would approach $850,000 annually when a Fund’s assets were close to $1 billion and fall to zero at approximately $830 million.

Current Portfolio Size for Billing Purposes - $830,000,000.00	X $850,000
$170,000,000.00

To accommodate circumstances where a Fund’s assets either approach or fall beneath $2 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $2 billion, when the 0.41% flat fee would be triggered, or (b) fall below a threshold of approximately $1.975 billion, where the 0.415% flat fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the 0.415% flat fee schedule and the flat 0.41% fee schedule by the difference between the current portfolio size for billing purposes and the $1.975 billion threshold, divided by the difference between $2 billion and the $1.975 billion threshold. The credit would approach $100,000 annually when a Fund’s assets were close to $2 billion and fall to zero at approximately $1.975 billion.

Current Portfolio Size for Billing Purposes - $1,975,903,614.46	X $100,000
$24,096,385.54

To accommodate circumstances where a Fund’s either approach or fall beneath $3 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $3 billion, when the 0.405% flat fee would be triggered, or (b) fall below a threshold of approximately $2.963billion, where the 0.41% flat fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the 0.41% flat fee schedule and the flat 0.405% fee schedule by the difference between the current portfolio size for billing purposes and the $2.963billion threshold, divided by the difference between $3 billion and the $2.963billion threshold. The credit would approach $150,000 annually when a Fund’s assets were close to $3 billion and fall to zero at approximately $2.963 billion.

Current Portfolio Size for Billing Purposes - $2,963,414,634.15	X $150,000
$36,585,365.85

To accommodate circumstances where a Fund’s assets either approach or fall beneath $4 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $4 billion, when the 0.355% flat fee would be triggered, or (b) fall below a threshold of approximately $3.506 billion, where the 0.405% flat fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the 0.405% flat fee schedule and the flat 0.355% fee schedule by the difference between the current portfolio size for billing purposes and the $3.506 billion threshold, divided by the difference between $4 billion and the $3.506 billion threshold. The credit would approach $2,000,000 annually when a Fund’s assets were close to $4 billion and fall to zero at approximately $3.506 billion.

Current Portfolio Size for Billing Purposes - $3,506,172,839.51	X $2,000,000
$493,827,160.49

JNL/T. Rowe Price Short-Term Bond Fund(8)

Average Daily Net Assets	Annual Rate
$0 to $50 million	0.180%
$50 million to $100 million	0.150%
When assets exceed $100 million
Average Daily Net Assets	Annual Rate
All Assets	0.15%

When assets exceed $250 million
Average Daily Net Assets	Annual Rate
All Assets	0.125%
When assets exceed $500 million
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.115%
Amounts over $500 million	0.10%
When assets exceed $1 billion
Average Daily Net Assets	Annual Rate
All Assets	0.10%(6)

(8) To accommodate circumstances where a Fund’s assets fall beneath $100 million and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $100 million, when the flat fee would be triggered, or (b) fall below a threshold of approximately $90 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.15% fee schedule by the difference between the current portfolio size for billing purposes and the $90 million threshold, divided by the difference between $100 million and the $90 million threshold. The credit would approach $15,000 annually when a Fund’s assets were close to $100 million and fall to zero at approximately $90 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $90,000,000.00	X $15,000
$10,000,000.00

To accommodate circumstances where a Fund’s assets fall beneath $250 million and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $250 million, when the flat fee would be triggered, or (b) fall below a threshold of approximately $208.3 million, where the flat 0.15% fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.15% fee schedule and the flat 0.125% fee schedule by the difference between the current portfolio size for billing purposes and the $208.3 million threshold, divided by the difference between $250 million and the $208.3 million threshold. The credit would approach $62,500 annually when a Fund’s assets were close to $250 million and fall to zero at approximately $208.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $208,333,333.33	X $62,500
$41,666,667.67

To accommodate circumstances where a Fund’s assets fall beneath $500 million and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original flat fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $500 million, when the tiered fee would be triggered, or (b) fall below a threshold of approximately $460 million, where the flat fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.125% fee schedule and the tiered 0.115% fee schedule by the difference between the current portfolio size for billing purposes and the $460 million threshold, divided by the difference between $500 million and the $460 million threshold. The credit would approach $50,000 annually when a Fund’s assets were close to $500 million and fall to zero at approximately $460 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $460,000,000.00	X $50,000
$40,000,000.00

To accommodate circumstances where a Fund’s assets fall beneath $1 billion and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $925 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.10% fee schedule by the difference between the current portfolio size for billing purposes and the $925 million threshold, divided by the difference between $1 billion and the $925 million threshold. The credit would approach $75,000 annually when a Fund’s assets were close to $1 billion and fall to zero at approximately $925 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $925,000,000.00	X $75,000
$75,000,000.00

JNL/T. Rowe Price Value Fund(9)
Assets up to $100 million:
Average Daily Net Assets	Annual Rate
$0 to $50 million	.475%
$50 million to $100 million	.425%
When assets exceed $100 million, but are less than $200 million:
Average Daily Net Assets	Annual Rate
All Assets	.375%
When assets exceed $200 million, but are less than $500 million:
Average Daily Net Assets	Annual Rate
All Assets	.325%
When assets exceed $500 million, but are less than $1 billion:
Average Daily Net Assets	Annual Rate
$0 to $500 million	.300%
$500 million to $1 billion	.275%
When assets exceed $1 billion, but are less than $1.5 billion:
Average Daily Net Assets	Annual Rate
All Assets	.275%
When assets exceed $1.5 billion, but are less than $2 million:
Average Daily Net Assets	Annual Rate

(9) For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee schedule when net assets are below $1.5 billion and the flat fee once assets reach $1.5 billion. The credit will apply at asset levels between $1.364 billion and $1.5 billion.

All Assets	.250%
When assets exceed $2 billion, but are less than $3 million:
Average Daily Net Assets	Annual Rate
All Assets	.245%
When assets exceed $3 billion, but are less than $4 million:
Average Daily Net Assets	Annual Rate
All Assets	.240%
When assets exceed $4 billion, but are less than $5.5 million:
Average Daily Net Assets	Annual Rate
All Assets	.230%
When assets exceed $5.5 billion, but are less than $7.5 million:
Average Daily Net Assets	Annual Rate
All Assets	.225%
When assets exceed $7.5 billion:
Average Daily Net Assets	Annual Rate
All Assets	.220%

To accommodate circumstances where the Portfolio’s assets fall beneath $1.5 billion and to prevent a decline in the Portfolios’ assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.275% fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1.5 billion, when the flat 0.25% bps fee would be triggered, or (b) fall below a threshold of approximately $1.364 billion, where the flat 0.275% fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.275% fee schedule and the flat 0.25% fee schedule by the difference between $1.364 billion and the current portfolio size for billing purposes, divided by the difference between the $1.5 billion and the $1.364 billion threshold.  The credit would approach $375,000 annually when the T. Rowe Price Large Cap Value Portfolio’s assets were close to $1.5 billion and fall to zero at approximately $1.364 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,363,636,363	X $375,000
$136,363,636

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $2 billion and the flat fee once assets reach $2 billion. The credit will apply at asset levels between approximately $1.96 billion and $2 billion.

To accommodate circumstances where the Fund’s assets fall beneath $2 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.250% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $2 billion, when the flat 0.245% fee would be triggered, or (b) fall below a threshold of approximately $1.96 billion, where the flat 0.250% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.250% fee and the flat 0.245% fee by the difference between the current portfolio size for billing purposes and the $1.96 billion, divided by the difference between $2 billion and the $1.96 billion threshold.  The credit would approach $100,000 annually when the Fund’s assets were close to $2 billion and fall to zero at approximately $1.96 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,960,000,000	X $100,000
$40,000,000

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $3 billion and the flat fee once assets reach $3 billion. The credit will apply at asset levels between approximately $2.94 billion and $3 billion.

To accommodate circumstances where the Fund’s assets fall beneath $3 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.245% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $3 billion, when the flat 0.240% fee would be triggered, or (b) fall below a threshold of approximately $2.94 billion, where the flat 0.245% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.245% fee and the flat 0.240% fee by the difference between the current portfolio size for billing purposes and the $2.94 billion, divided by the difference between $3 billion and the $2.94 billion threshold.  The credit would approach $150,000 annually when the Fund’s assets were close to $3 billion and fall to zero at approximately $2.94 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $2,938,775,510.20	X $150,000
$61,224,489.80

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $4 billion and the flat fee once assets reach $4 billion. The credit will apply at asset levels between approximately $3.83 billion and $4 billion.

To accommodate circumstances where the Fund’s assets fall beneath $4 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.240% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $4 billion, when the flat 0.230% fee would be triggered, or (b) fall below a threshold of approximately $3.83 billion, where the flat 0.240% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.240% fee and the flat 0.230% fee by the difference between the current portfolio size for billing purposes and the $3.83 billion, divided by the difference between $4 billion and the $3.83 billion threshold.  The credit would approach $400,000 annually when the Fund’s assets were close to $4 billion and fall to zero at approximately $3.83 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $3,833,333,333.33	X $400,000
$166,666,666.67

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $5.5 billion and the flat fee once assets reach $5.5 billion. The credit will apply at asset levels between approximately $5.38 billion and $5.5 billion.

To accommodate circumstances where the Fund’s assets fall beneath $5.5 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.230% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $5.5 billion, when the flat 0.225% fee would be triggered, or (b) fall below a threshold of approximately $5.38 billion, where the flat 0.230% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.230% fee and the flat 0.225% fee by the difference between the current portfolio size for billing purposes and the $5.38 billion, divided by the difference between $5.5 billion and the $5.38 billion threshold.  The credit would approach $275,000 annually when the Fund’s assets were close to $5.5 billion and fall to zero at approximately $5.38 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $5,380,434,782.61	X $275,000
$119,565,217.39

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $7.5 billion and the flat fee once assets reach $7.5 billion. The credit will apply at asset levels between approximately $7.33 billion and $7.5 billion.

To accommodate circumstances where the Fund’s assets fall beneath $7.5 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.225% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $7.5 billion, when the flat 0.220% fee would be triggered, or (b) fall below a threshold of approximately $7.33 billion, where the flat 0.225% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.225% fee and the flat 0.220% fee by the difference between the current portfolio size for billing purposes and the $7.33 billion, divided by the difference between $7.5 billion and the $7.33 billion threshold.  The credit would approach $375,000 annually when the Fund’s assets were close to $7.5 billion and fall to zero at approximately $7.33 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $7,333,333,333.33	X $375,000
$166,666,666.67

Schedule C for the JNL/T. Rowe Price Balanced Fund

Dated as of April 27, 2026

(for the JNL/T. Rowe Price Balanced Fund’s assets remaining with the Sub-Adviser)

ISIN Identifier	Instrument Name
RU000A0JNAA8	Polyus PJSC
RU0007252813	Alrosa PJSC